Exhibit 99.1

Spartan Motors Acquires Strobes-R-Us

Addition of Florida-based Upfit Services Company Accelerates East Coast

Expansion and Increases Addressable Market

CHARLOTTE, Mich., December 17, 2018 - Spartan Motors, Inc. (NASDAQ: SPAR) (“Spartan” or the “Company”), a global leader in specialty chassis and vehicle design, manufacturing, and assembly, today announced it has acquired Strobes-R-Us, Inc., a Florida-based, premier provider of upfit services for government and non-government vehicles. The acquisition will enable Spartan Motors to increase its product offerings to both fleet and emergency response customers, while further expanding its manufacturing capabilities into the southeastern U.S. market. As part of this acquisition, Spartan acquired Strobes-R-Us’ state-of-the-art upfit facility and product showroom in Pompano Beach, Florida.

Strobes-R-Us will join the Spartan Motors company under its Fleet Vehicles and Services (FVS) business unit, which is a leader in the fleet, commercial vehicle, and specialty service market. FVS engineers and manufactures truck bodies, walk-in vans, highly customized global fleets, and vocation-specific upfits under the Utilimaster and Spartan Upfit Services go-to-market brands. Spartan’s Work-Driven Design® process blends customer needs with vocation-based vehicle and upfit solutions.

“We look forward to adding Strobes-R-Us’ premier upfit services, distribution network and world-class facility to our existing manufacturing capabilities,” said Daryl Adams, President and Chief Executive Officer of Spartan Motors. “The acquisition is expected to be accretive to 2019 earnings and will bring significant exposure to both fleet and Emergency Response upfit services, a natural adjacent industry segment, which will ultimately expand our addressable market for FVS, both in breadth and geography.”

Founded in 1999, Strobes-R-Us installs and distributes upfit kits and lighting equipment, including light bars, interior accessories, communication radios, MDT computer docks, and exterior accessories for a diverse range of local, state, and federal law enforcement agencies, municipal emergency response and service vehicles, towing companies, construction companies, funeral service fleets, utilities, and telecom providers.

“Much like Spartan, Strobes-R-Us provides value-added upfit services to its customers and boasts the capabilities to customize solutions for practically any vehicle, including special-purpose custom vehicles,” continued Adams. “We are thrilled to welcome Strobes-R-Us’ experienced team members to our Spartan family, as they are well-known for high-quality installations, outstanding customer service, and fast turnaround times. Strobes-R-Us’ strong portfolio of advanced custom lighting and storage options, alongside Spartan’s scale and reach, will ultimately enhance our collective offerings across industries and benefit our respective customers.”

About Spartan Motors

Spartan Motors, Inc. is a leading designer, engineer, manufacturer, and marketer of a broad range of specialty vehicles, specialty chassis, vehicle bodies, and parts for the fleet and delivery, recreational vehicle (RV), emergency response, defense forces, and contract assembly (light/medium duty truck) markets. The Company's brand names — Spartan Motors, Spartan Specialty Vehicles, Spartan Emergency Response, Spartan Parts and Accessories, Smeal, and its family of brands, including Ladder Tower™ and UST®; and Utilimaster®, a Spartan Motors Company — are known for quality, durability, performance, customer service, and first-to-market innovation. The Company employs approximately 2,300 associates, and operates facilities in Florida, Michigan, Indiana, Pennsylvania, Missouri, Nebraska, South Carolina, South Dakota; Saltillo, Mexico; and Lima, Peru. Spartan reported sales of $707 million in 2017. Visit Spartan Motors at www.spartanmotors.com.

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Spartan Motors, Inc.

This release contains several forward-looking statements that are not historical facts, including statements concerning our expectations regarding the future performance of Strobes-R-Us business and its effect on our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include difficulties we may encounter in integrating the Strobes-R-Us business with Spartan’s existing business; operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions and the pace and extent of the economic recovery; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; changes in our relationships with major customers, suppliers, or other business partners; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT:

Investors:

Juris Pagrabs

Group Treasurer & Director of Investor Relations

Spartan Motors, Inc.

(517) 997-3862

Spartan Motors, Inc.